UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2015

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KRISPY KREME DOUGHNUTS, INC.
(Exact name of registrant as specified in its charter)

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North Carolina	001-16485	56-2169715
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

370 Knollwood Street, Winston-Salem, North Carolina 27103
(Address of principal executive offices)

Registrant’s telephone number, including area code: (336) 725-2981

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c), (e)

On January 26, 2015, Krispy Kreme Doughnuts, Inc. (the “Company”) and G. Price Cooper, IV, entered into an Employment Agreement (the “Agreement”) whereby Mr. Cooper will serve as Executive Vice President of the Company and of its wholly-owned subsidiary, Krispy Kreme Doughnut Corporation (“KKDC”), effective immediately. On January 27, 2015, as set forth in the Agreement, Mr. Cooper was appointed by the Company’s Board of Directors (the “Board”) to serve as Chief Financial Officer and Treasurer of the Company and KKDC, effective following the Company’s filing of its Annual Report on Form 10-K for fiscal 2015 (ending February 1, 2015), which is expected to occur on or about April 2, 2015. The description that follows is a summary of the material terms and conditions of the Agreement.

As previously disclosed in a Form 8-K report dated October 2, 2014, the Company announced that Douglas R. Muir, the Company’s current Executive Vice President, Chief Financial Officer and Treasurer, had notified the Company of his intent to retire from the Company during calendar year 2015. Mr. Muir notified the Board on January 26, 2015 that his resignation would be effective following the Company’s filing of its Annual Report on Form 10-K for fiscal 2015.

Pursuant to the provisions of Mr. Cooper’s Agreement, the Company will pay Mr. Cooper an annual base salary of $400,000. Beginning with fiscal year 2016, Mr. Cooper will be considered for an annual bonus, with his target annual bonus being equal to 60% of his base salary, based upon performance metrics set by the Compensation Committee of the Board (the “Compensation Committee”) in accordance with the Company’s then-current incentive plans. The Company has agreed to pay Mr. Cooper 150% of his target annual bonus for fiscal year 2016. The Agreement also provides Mr. Cooper with certain customary benefits, such as medical, life and disability insurance, and relocation expenses. The Agreement has a three-year term, ending January 26, 2018, subject to automatic one-year renewals unless either party gives notice of intent not to renew.

Under the Agreement, Mr. Cooper may be entitled to certain severance benefits upon his termination of employment. If terminated by reason of his death or permanent disability, Mr. Cooper shall be entitled to his base salary and accrued unused vacation through the date of his termination, and Mr. Cooper and his covered dependents shall continue to receive medical insurance coverage benefits (the “Termination Health Benefits”) from the Company for a period equal to the lesser of (a) eighteen months following the date of termination, or (b) until Mr. Cooper is provided by another employer with benefits substantially similar to the benefits previously provided by the Company’s medical plan. If Mr. Cooper’s employment is terminated by the Company for Cause or by Mr. Cooper without Good Reason, Mr. Cooper shall be entitled to receive only his base salary, accrued unused vacation and reimbursable expenses accrued through the date of his termination.

If Mr. Cooper terminates his employment for Good Reason, or if the Company terminates Mr. Cooper’s employment without Cause, Mr. Cooper shall be entitled to (a) his base salary and accrued unused vacation through the date of his termination; (b) an amount equal to the sum of Mr. Cooper’s annual base salary and his target annual bonus; (c) a bonus for the year of termination of employment equal to Mr. Cooper’s actual annual bonus for the year of termination, pro rated for the number of full months completed in the bonus year prior to such termination of employment; (d) vesting of the RSU (defined below) award and (e) the Termination Health Benefits. If a termination occurs within two years after a Change in Control and is initiated by Mr. Cooper for Good Reason or by the Company without Cause, the Company is required to pay all of the foregoing amounts to Mr. Cooper except that, with respect to (a), above, Mr. Cooper shall be entitled to two times the sum of his annual base salary and his target annual bonus. Mr. Cooper’s entitlement to and retention of such benefits is contingent upon his execution of a release of claims against the Company, and such payments are subject to Mr. Cooper’s continued compliance with the restrictive covenants and certain other provisions set forth in the Agreement, as described below.

The Agreement contains provisions governing the nondisclosure and nonuse of confidential information of the Company, non-disparaging remarks, provisions requiring the assignment of certain intellectual property rights to the Company, and noncompetition and nonsolicitation restrictive covenants which remain in existence during and for one year (in the case of the noncompetition covenant) and two years (in the case of the nonsolicitation covenant) following Mr. Cooper’s termination. In addition, Mr. Cooper will be subject to the Company’s Stock Ownership and Equity Retention Policy and Compensation Recovery Policy, each as in effect from time to time, with respect to annual or long-term incentive or other compensation paid to Mr. Cooper pursuant to the Agreement or otherwise.

The Agreement also provides for the grant of an initial equity award of restricted stock units (“RSUs”) to Mr. Cooper. Specifically, the Agreement provides that the Company will grant to Mr. Cooper, on February 3, 2015, RSUs for such number of shares of the Company’s common stock as may be determined based on an aggregate award fair value of $1,500,000. The RSUs will be subject to the terms of the Agreement, the Company’s 2012 Stock Incentive Plan (the “2012 Plan”) and applicable equity award agreement.

The initial award of RSUs shall vest in four substantially equal annual installments beginning on January 27, 2016, so long as Mr. Cooper remains employed with the Company. The RSUs will be subject to certain accelerated vesting provisions which would cause the RSUs to fully vest upon Mr. Cooper’s retirement, death or disability, or Mr. Cooper’s employment being terminated by Mr. Cooper with Good Reason or by the Company without Cause (or, in the case of a change in control, such termination within six months before (but contingent upon) a change in control or two years after the change in control). Under the terms of the RSU agreement, Mr. Cooper will be subject to certain restrictive covenants relating to noncompetition, nonsolicitation, and nondisclosure of confidential information, the violation of which would result in forfeiture of any rights that Mr. Cooper might have with respect to the RSUs and any common stock of the Company acquired pursuant to the award (or gain from the sale of such shares) within the twelve-month period immediately preceding such violation. Such forfeiture provisions also apply in the event of the termination of Mr. Cooper’s employment for Cause. Except as described in the following paragraph, the future grant of additional equity awards, if any, and the terms of such equity awards, is at the discretion of the Compensation Committee.

The Agreement also provides that the Company will grant to Mr. Cooper, on or before the date of the next annual equity awards to other executive officers, an initial annual equity award of RSUs with an aggregate fair value of $500,000, subject to Mr. Cooper’s continued employment through the grant date. Such equity award will vest in four equal installments over a four-year period, subject to Mr. Cooper’s continued employment on each vesting date, and will be subject to the terms of the 2012 Plan and applicable RSU agreement.

Mr. Cooper, age 43, has over 20 years of finance and accounting experience, including more than 15 years of experience in the restaurant industry. He previously served as Chief Financial Officer of Texas Roadhouse, Inc. from August 2011 until January 12, 2015, and as its Vice President of Finance from August 2006 until August 2011. From 1998 to 2006, Mr. Cooper was employed by Ruby Tuesday, Inc. During this time, Mr. Cooper held various positions in finance, planning and accounting, including as vice president of investor relations and planning.

Mr. Cooper (i) has no family relationships with any director or executive officer of the Company and (ii) is not a party to any related person transaction with the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRISPY KREME DOUGHNUTS, INC.

By:	/s/ Darryl R. Marsch
	Name:	Darryl R. Marsch
	Title:	Senior Vice President, General Counsel & Secretary

Date:    January 27, 2015